ASSUMPTION OF OBLIGATIONS

November 23, 2020

Via Email

Wilmington Trust, National Association, as Trustee

1100 North Market Street,

Wilmington, DE 19890

Attention: CMBS Trustee – CGCMT 2016-GC36

cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as Certificate Administrator

9062 Old Annapolis Road,

Columbia MD 21045

Attention: Corporate Trust Administration Group – CGCMT 2016-GC36

Cts.cmbs.bond.admin@wellsfargo.com

Trustadministrationgroup@wellsfargo.com

Re:       Citigroup Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2016-GC36

Ladies and Gentlemen:

            Pursuant to Section 6.08(e) of that certain Pooling and Servicing Agreement  (the “PSA”) dated as of February 1, 2016, by and among Citigroup Commercial Mortgage Securities  Inc., as Depositor, KeyBank National Association, as Master Servicer, Wells Fargo Bank, National Association, as Special Servicer and Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in the PSA.  The undersigned hereby assumes, as of December 8, 2020 (the “Effective Date”), the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer and all duties, responsibilities and liabilities of the Special Servicer under the PSA from and after the Effective Date. The undersigned hereby makes, as of the Effective Date, the representations and warranties set forth in Section 2.06(a) of the PSA mutatis mutandis, and all references to “Agreement” in Section 2.06 of the PSA shall include this Assumption of Obligations in addition to the PSA (except substituting, as applicable, the following to the extent required to avoid inaccuracies:  Greystone Servicing Company LLC is a Delaware limited liability company organized under the laws of the State of Delaware).  The undersigned further represents and warrants that it satisfies the eligibility requirements applicable to special servicers set forth in Section 6.08(c) of the PSA.

            The following is notice information for Greystone Servicing Company LLC as Special Servicer under the Agreement:

Greystone Servicing Company LLC

5221 N. O’Connor Blvd. Suite 800

Irving, Texas  75239

Attn:  Barry Davis, Vice President

Email:  Barry.Davis@greyco.com

With copy to:

Greystone Servicing Company LLC

5221 N. O’Connor Blvd. Suite 800

Irving, Texas  75239

Attn:  Jenna Vick Unell, General Counsel

Email:  Jenna.Unell@greyco.com

                                                GREYSTONE SERVICING COMPANY LLC

By:_ /s/_Jenna Vick Unell_______________
Name:  Jenna Vick Unell

Title:    Vice President